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                                                                EXHIBIT 8.2

                                                                  (312) 368-4000
                                 April 21, 1997



Wellsford Residential Property Trust
610 Fifth Avenue
New York, New York 10020

     Re:  Tax Opinion for S-4 Registration Statement - REIT Status/Partnership
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Classification
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Ladies and Gentlemen:

     In connection with the proposed merger of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), with and into Wellsford Residential Property Trust, a Maryland real estate investment trust (the "Surviving Trust"), which shall thereafter be named "Equity Residential Properties Trust", pursuant to the Joint Proxy Statement/Prospectus/Information Statement (the "Joint Proxy Statement/Prospectus"), included in the Registration Statement on Form S-4 (File No. 333-24653), filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), you have requested our opinion, as counsel to EQR, concerning: (i) the qualification and taxation of EQR as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable years ending December 31, 1993 through December 31, 1996; (ii) the qualification and taxation of the Surviving Trust as a REIT under the Code subsequent to the Merger; and
(iii) the classification of the ERP Operating Partnership as a partnership for federal income tax purposes. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Joint Proxy Statement/Prospectus as contained in the Registration Statement.

     In connection with rendering the opinions expressed below, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents (collectively, the "Reviewed Documents"):

     (a) Amended and Restated Limited Partnership Agreement of ERP Operating Limited Partnership, an Illinois limited partnership, dated as of September 30, 1995, as amended (the "Partnership Agreement");
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April 21, 1997
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     (b)  The Registration Statement; and

     (c) Such other documents as may have been presented to us by EQR from time to time.

     In addition, we have relied upon (i) EQR's certificate, dated April 21, 1997 (the "EQR Officer's Certificate"), executed by a duly appointed officer of EQR, setting forth certain representations relating to the organization and operation of EQR and ERP Operating Partnership before the Merger and the Surviving Trust and ERP Operating Partnership subsequent to the Merger, and (ii) Wellsford's certificate, dated April 21, 1997 (the "Wellsford Officer's Certificate"), executed by a duly appointed officer of Wellsford, setting forth certain representations relating to the organization and operation of Wellsford before the Merger (collectively, the EQR Officer's Certificate and Wellsford Officer's Certificate are referred to herein as the "Officer Certificates"). For the purposes of our opinion, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. In the course of our representation of EQR, no information has come to our attention that would cause us to question the accuracy or completeness of the representations contained in the Officer Certificates or of the Reviewed Documents in a material way.

     In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

     In rendering these opinions, we have assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the correctness of the following specific assumptions: (i) prior to the Merger, EQR, ERP Operating Partnership and Wellsford each have been operated in the manner described in the Partnership Agreement or other organizational documents of each such entity and in the Joint Proxy Statement/Prospectus, and all terms and provisions of such agreements and documents have been complied with by all parties thereto; (ii) following the merger, the Surviving Trust and the ERP Operating Partnership will each be operated in the manner described in the Partnership Agreement or other organizational documents of each such entity and in the Joint Proxy Statement/Prospectus, and all terms and provisions of such
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April 21, 1997
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agreements and documents will be complied with by all parties thereto; (iii) EQR and the Surviving Trust are each validly organized and duly formed real estate investment trusts under the laws of the State of Maryland; and (iv) there has been no change in the applicable laws of the State of Maryland, or in the Code, the regulations promulgated thereunder by the Treasury Department, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. With respect to the last assumption, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Moreover, the qualification and taxation of each of EQR and the Surviving Trust as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by the undersigned. Accordingly, no assurance can be given that the actual results of the operations of EQR or the Surviving Trust for any one taxable year will satisfy such requirements.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code for the taxable years ended December 31, 1993 through December 31, 1996; and

     (ii) assuming the Merger and all other events occur as contemplated in the Agreements and the Registration Statement: (a) the Surviving Trust's proposed method of operation, as described in the Joint Proxy Statement/Prospectus and as represented in the Officer Certificates, will enable it to satisfy the requirements for qualification and taxation as a REIT under the Code; and (b) the ERP Operating Partnership will be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes under Code Section 7701 and the Treasury Regulations promulgated thereunder.

     Other than as expressly stated above, we express no opinion on any issue relating to EQR, the Surviving Trust and ERP Operating Partnership, or to any investment therein.

     For a discussion relating the law to the facts and the legal analysis underlying the opinion set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the section of the Joint Proxy Statement/Prospectus under the heading "The Merger - Federal Income Tax Consequences." We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update the opinion letter from time to time.
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April 21, 1997
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. This opinion may be incorporated by reference in any subsequent abbreviated registration statement of EQR or the Surviving Trust to the extent such incorporation is permitted under the Securities Act of 1933, as amended. This opinion letter has been prepared solely for your use in connection with the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.


                                    Very truly yours,

                                    /s/ Rudnick & Wolfe

                                    RUDNICK & WOLFE